UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

VENTYX BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Employee FAQ

1.	Why is Eli Lilly acquiring Ventyx? Why now?

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We have positive momentum in the business, including promising data in our NLRP3 portfolio, that position VTX3232 and VTX2735 as next generation oral therapies, targeting inflammation in cardiovascular, neuroinflammatory, and neurodegenerative diseases.

•	Lilly is one of the largest pharmaceutical companies in the world, with the infrastructure, resources, and expertise to realize the full potential of our pipeline.

2.	Why is Lilly the right partner for Ventyx?

•	Lilly has a proven track record of bringing a wide range of breakthrough therapies to market – from development, through regulatory approvals, to commercial launch.

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We expect that Lilly’s infrastructure, resources, and expertise will help realize the full potential of our pipeline – including exploration of multiple potential indications, acceleration of late-stage clinical studies, and the ability to fund and execute the large, outcome trials the FDA/EMA requires for the treatment of ASCVD-related and neurodegenerative disorders.

•	We are confident they are the right partner to advance our work to make a meaningful difference in the lives of patients with inflammation-mediated diseases.

3.	Is Lilly only interested in VTX3232? What about VTX2735 and the rest of our pipeline?

•	The Lilly team recognizes the value and potential of our NLRP3 inhibitor pipeline.

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Lilly has a leading position in therapies addressing cardiovascular, immunology, and neurology diseases. Both VTX3232 and VTX2735 have biological properties and profiles that complement Lilly’s existing commercial business and internal pipeline in these areas.

•	We expect to learn more about Lilly’s development plans after the transaction closes.

•	Until that time, we will continue to run our business in the ordinary course and execute on our R&D priorities.

4.	When is the transaction expected to close?

•	The transaction is expected to close in the first half of 2026, subject to satisfaction of customary closing conditions, including regulatory approvals and approval by Ventyx stockholders.

5.	What does this transaction mean for employees? Does this impact my day-to-day responsibilities?

•	This transaction would not be possible without your dedication, effort and contributions.

•	The Lilly team recognizes the value of our talented people across the organization, our commitment to life-changing science and innovation, and the promise of our pipeline.

•	Our daily operations and performance goals remain unchanged. It is business as usual at Ventyx, and everyone should stay focused on delivering on our commitments.

•	Until the transaction closes, Lilly and Ventyx will continue to operate as separate, independent companies.

6.	Will there be any layoffs as a result of the transaction?

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Our expectation is many employees will be retained by Lilly and continue to be engaged in the development of our compounds and may benefit from expanded career opportunities afforded by a larger organization after the close of the transaction.

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Please understand that this announcement is only the first step toward completing this transaction. While we don’t have all the specifics at this point, we’re committed to keeping you informed as we move forward.

7.	Will there be changes to compensation or benefits?

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We will continue to operate under our current compensation and benefit programs through the close of the transaction, and Lilly is committed to providing comparable compensation and benefits for 12 months thereafter during the course of employment.

•	We will keep you informed as we move forward.

8.	Will Ventyx remain headquartered in San Diego? Will employees need to relocate?

•	We will maintain our offices in Del Mar and Ghent through the close of the transaction.

•	Thereafter, Lilly may elect to move Ventyx employees into their La Jolla facility or decide to maintain our existing Del Mar facility.

•	We will keep you informed as we learn more.

9.	What will the role of our leadership team be once the transaction closes?

•	More information with respect to the leadership team will be determined as part of the integration planning process in the coming weeks and months.

•	Raju and the rest of the leadership team are focused on closing the transaction and setting Ventyx up for success as it enters its next chapter.

10.

I own Ventyx stock or stock options or restricted stock units (RSUs). What will happen to employee stock? Stock options? RSUs? What happens to stock options or RSUs that have been granted, haven’t yet vested?

•	All Ventyx shareholders will receive $14.00 in cash per share of common stock at close of the transaction. For our employees, this includes shares purchased via our ESPP program.

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Employees who have Ventyx stock-options will be “cashed-out” at the close of the transaction. In simple terms, both vested and unvested stock options will be converted to a cash dollar amount equal to the difference between the per-share deal price of $14.00 and the strike price of the option, multiplied by the number of options at that strike price.

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As an example, an employee with 5,000 vested stock options and 5,000 unvested stock options with a strike price of $9.00 will receive a cash payment of $50,000 at the close of the transaction ($14.00—$9.00) * (5,000 + 5,000).

•	Any options with a strike price above $14.00 will be forfeited.

•	Employees who hold RSUs will receive a cash payment equal to $14.00 per RSU at the close, irrespective of whether an RSU is vested or unvested.

11.	What should I do if I am contacted by outside parties about the transaction?

•	Please do not answer questions yourself or speculate about this transaction. It is imperative that we maintain consistent, pre-approved messaging.

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Should you receive questions about this announcement, from investors, the media or other third parties, please direct them to Alex Schwartz, Vice President, Investor Relations and FP&A, at IR@ventyxbio.com.

12.	When will I receive more information? Who can I go to if I have any questions?

•	If you have any questions, please send them to the HR team.

•	We will continue to keep you informed as we move forward.

Additional Information and Where to Find It

Ventyx Biosciences, Inc. (the “Company”) plans to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the agreement and plan of merger (the “Merger Agreement”) relating to the proposed acquisition of the Company by Eli Lilly and Company (the “Merger”). Promptly after filing the definitive Proxy Statement with the SEC, the Company will mail the definitive Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger will also be available, free of charge, at the Company’s investor relations website (https://ir.ventyxbio.com), or by writing to Ventyx Biosciences, Inc., Attention: Investor Relations, 12790 El Camino Real, Suite 200, San Diego, CA 92130.

Participants in the Solicitation

Under SEC rules, the Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the definitive proxy statement for the Company’s 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”), which was filed with the SEC on April 23, 2025, including the sections captioned “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management,” or its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025, and in other documents filed by the Company with the SEC. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2025 Proxy Statement, such changes have been reflected on Forms 3 or Forms 4 filed with the SEC by the Company’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the Merger when they become available.

Cautionary Note Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding: the Merger; the prospective benefits of the Merger; the anticipated occurrence, manner and timing of the closing of the Merger; and expectations following the closing of the Merger. All statements, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that the Company’s stockholders may not approve the adoption of the Merger Agreement; the Company’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Merger; a condition to closing of the Merger may not be satisfied (or waived); the ability of each party to consummate the Merger; the closing of the Merger might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Merger; the effect of the Merger and the public announcement of the Merger on the Company’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; the successful integration of the Company and execution on the continued development of the Company’s programs following the closing of the Merger; the outcome of any legal proceedings that could be instituted against the parties to the Merger; the risks inherent in drug research, development and commercialization; disruption in the Company’s plans and operations attributable to the Merger; changes in the Company’s business during the period between announcement and closing of the Merger; the effects of the Merger (or the announcement thereof) on the Company’s stock price; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2025, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the SEC and in other filings that the Company makes with the SEC in the future. There can be no assurance that the Merger will in fact be consummated. All forward-looking statements in this communication are based on information available to the Company as of the date of this communication and should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication. The Company expressly disclaims any obligation to publicly update or revise the forward-looking statements, except as required by law.